Exhibit 99.1
July 22, 2008
Dear Shareholders (and friends) of AssuranceAmerica,
Retail Agency revenues are reported up in June ... versus last June, if only barely! However, when one considers our concentration in Florida, it’s encouraging to see perhaps a beginning of improved results. Confirming the Florida economic issues, Wachovia reported on July 17th that Brown and Brown, Inc. experienced a 15% revenue decline in Florida.
Our Carrier continues to grow its revenues, up 3% in June 2008 over June 2007.
Following is our report on June’s results.

		June (Unaudited)
		Current Month			Year To Date
		2008	2007	Change	2008	2007	Change
		(In $1,000)%			(In $1,000)%
·	Gross Premiums Produced[1]*	$11,624	$10,959	6%	$75,946	$73,862	3%
·	MGA/Carrier Gross Premiums Produced[1,2]	$7,689	$8,167	(6)%	$52,071	$53,920	(3)%
·	MGA/Carrier Revenues[2]	$4,577	$4,462	3%	$28,712	$26,466	8%
·	Retail Agencies Gross Premium Produced[1,2]*	$4,945	$4,781	3%	$33,968	$34,357	(1)%
·	Retail Agencies Group Revenues[2]*	$776	$742	5%	$5,356	$5,756	(7)%
·	Company Revenues*	$5,177	$4,852	7%	$32,303	$29,663	9%
·	Company Pre-Tax Income before stock option*	$43	$180	(76)%	$404	$1,645	(75)%
·	Company Pre-Tax Income*	$72	$171	(58)%	$362	$1,427	(75)%

[1]	Gross Premiums Produced is a non-GAAP financial metric used as the primary measure of the underlying growth of the company’s revenue stream.

[2]	Before intercompany eliminations

*	Current year financial data includes agency acquisitions that may not be included in prior year data
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As always, we appreciate your continued support and interest in AssuranceAmerica Corporation.
Sincerely,

/s/	/s/

Guy W. Millner	Lawrence (Bud) Stumbaugh
Chairman	President and Chief Executive Officer

This document is for informational purposes only and is not intended for general distribution. It does not constitute an offer to sell, or a solicitation of an offer to buy securities in AssuranceAmerica Corporation. This document includes statements that may constitute
“forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.